CERTIFICATE OF AMENDMENT
                 TO ARTICLES OF INCORPORATION OF

                      ZEITGEIST WERKS, INC.
                       CHANGING ITS NAME TO
                        MEDIAX CORPORATION

     Zeitgeist Werks, Inc., a corporation organized and existing under the Nevada General Corporation Law, does hereby certify as follows:

     FIRST:    ARTICLE I - NAME of the Articles of Incorporation is hereby amended to read as follows:
                            ARTICLE I
                               NAME

          The name of the Corporation shall be: MediaX Corporation.

     SECOND:   The foregoing Amendment was adopted by written unanimous
consent of the Board of Directors of the Corporation on July 3, 1996, in accordance with the provisions of Section 78.315.2 of the Nevada General Corporation Law.

     THIRD:    The foregoing Amendment was adopted by written consent of
Stockholders holding at least a majority of the voting power of the Corporation on July 3, 1996, in accordance with the provisions of Section
78.320.2 of the Nevada General Corporation Law.

     FOURTH:   Written consent and notice has been given in accordance with the provisions of Section 78.320.3 of the Nevada General Corporation Law.

     IN WITNESS WHEREOF, Zeitgeist Werks, Inc. has caused this Certificate of Amendment to be signed and acknowledged by its President and Secretary this 15th day of August, 1996.
                              ZEITGEIST WERKS, INC.
                              (Changing its name to MediaX Corporation)

ATTEST:                       By /s/ Nancy Poertner
                                      Nancy Poertner, President
/s/ Nancy Poertner
Nancy Poertner, Secretary

STATE OF COLORADO   )
               ) ss.
COUNTY OF DENVER    )

     I, Margaret A. Beck, a Notary Public, hereby certify that on the 15th day of August, 1996, personally appeared before me Nancy Poertner, who being by me first duly sworn, declared that she signed the foregoing document as both President and Secretary of the corporation named therein and that she is above the age of eighteen years and that the statements contained therein are true and correct to the best of her knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                              /s/ Margaret A. Beck
                              Notary Public
[ S E A L ]
                              My commission expires: 7/21/98